SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2004

SUMMIT PROPERTIES INC.

(Exact name of Registrant as specified in charter)

Maryland	001-12792	56-1857807

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

309 East Morehead Street, Suite 200, Charlotte, NC 28202
(Address of principal executive offices) (Zip code)

(704) 334-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Summit Properties Inc. (“Summit”), Camden Property Trust (“Camden”) and Camden Sparks, Inc., a wholly owned subsidiary of Camden (“Camden Sparks”), entered into Amendment No. 1 to Agreement and Plan of Merger, dated as of October 6, 2004 (the “Amendment”), in order to clarify that, pursuant to Section 5.3(a) of the Agreement and Plan of Merger, dated as of October 4, 2004, by and among Summit, Camden and Camden Sparks (the “Merger Agreement”), from the execution of the Merger Agreement through the effective time of the merger, Camden may declare, set aside or pay a regular, quarterly cash dividend at a rate not in excess of $0.635 per Camden common share.

For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Title
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, by and among Summit Properties Inc., Camden Property Trust, and Camden Sparks, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT PROPERTIES INC.
Date: October 7, 2004	By:	/ s / Steven R. LeBlanc
		Name:	Steven R. LeBlanc
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Title
2.1*	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, by and among Summit Properties Inc., Camden Property Trust, and Camden Sparks, Inc.

*	Filed herewith.